Exhibit 8

KILPATRICK STOCKTON LLP
                                                             Attorneys at Law
                                                                   Suite 2800
                                                        1100 Peachtree Street
                                                 Atlanta, Georgia  30309-4530
                                                      Telephone: 404.815.6500
                                                      Facsimile: 404.815.6555
                                                  Web site:  www.kilstock.com


February 3, 1999
                                                 E-mail: lfowler@kilstock.com
                                                    Direct Dial: 404.815.6653




Vista Eyecare, Inc.
296 Grayson Highway
Lawrenceville, Georgia  30045

Gentlemen:

        We have acted as counsel to Vista Eyecare, Inc., a Georgia corporation ("the Company"), in connection with the offer by the Company to exchange (the "Exchange Offer") its 12 3/4% Senior Notes Due 2005, Series B (the "Exchange Notes"), for all outstanding 12 3/4% Senior Notes Due 2005, Series A (the "Outstanding Notes"). This letter will confirm that we have advised the Company with respect to certain United States federal income tax consequences of the Exchange Offer, as described in the discussion set forth under the caption "Certain U.S. Federal Income Tax Consequences" in the Prospectus included in the Registration Statement on Form S-4 (the "Registration Statement"), filed on this date with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Unless otherwise defined, capitalized terms used herein shall have the respective meanings ascribed to them in the Registration Statement.

        We have based our opinions set forth in this letter on the provisions of the Internal Revenue Code of 1986, as presently amended (the "Code"), existing Treasury regulations thereunder (the "Regulations"), published rulings and practices of the Internal Revenue Service (the "Service") and court decisions. It should be noted that the federal income tax consequences discussed in this letter might be modified by legislative, judicial or administrative action at any time, and such action might be applied retroactively or otherwise in a manner that might alter such tax consequences.

        Based on the assumptions and subject to the qualifications and limitations set forth therein, (i) we adopt the discussion set forth under the caption "Certain U.S. Federal Income Tax Consequences" in the Registration Statement as our opinion with respect to the material United States federal income tax consequences of the Exchange Offer, and (ii) in our opinion such discussion accurately describes the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes. Such discussion is limited to the material United States federal income tax consequences, and it does not purport to discuss all possible federal income tax consequences or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of the Notes.

        Except as stated above, we express no opinion with respect to any other matter. We are furnishing this opinion to you solely in connection with the Exchange Offer, and this opinion is not to be relied upon, circulated, quoted, or otherwise referred to for any other purpose.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the use of our name in the Registration Statement and to the reference to us and this opinion letter in the Registration Statement. By giving such consent, we do not thereby admit that we are "experts" with respect to this letter, as that term is used in the Act, or the rules and regulations of the SEC thereunder.


                                           KILPATRICK STOCKTON LLP


                                          By: /s/Lynn E. Fowler
                                               Lynn E. Fowler, A Partner